Exhibit 99.1

PCTEL Achieves $26.7 Million in Fourth Quarter Revenue

$96.7 Million for the Year

BLOOMINGDALE, Ill. – March 8, 2017 – PCTEL, Inc. (Nasdaq:PCTI), a leader in Performance Critical TELecom solutions, announced its 2016 fourth quarter and full year results.

Highlights

•	Revenue of $26.7 million in the quarter, a 2% increase over the same period last year. $96.7 million in revenue for the year, a decrease of 9% as compared to 2015.

•	Gross profit margin of 37.4% in the quarter compared to 35.5% for the same period last year. Gross profit margin of 36.4% for the year, compared to 34.9% in 2015.

•

Net loss of $0.33 per share in the quarter, compared to a net loss of $0.05 per share in the same period last year. Net loss of $1.09 per share for the year, compared to a net loss of $0.09 last year. 2016 results include non-cash expenses for intangible asset impairments and the establishment of a deferred tax asset valuation allowance which cost $0.35 per share in the quarter and $1.00 per share for the year.

•

Non-GAAP net income and adjusted EBITDA are measures the company uses to reflect the results of its core earnings. A reconciliation of those Non-GAAP measures to our financial statements is provided later in the press release.

•

Non-GAAP net income of $0.08 per share in the quarter compared to $0.04 for the same period last year, and $0.20 per share for the year compared to $0.11 in 2015. The non-cash expenses for intangible asset impairments and the establishment of a deferred tax asset valuation allowance are responsible for most of difference between GAAP & non-GAAP results.

•	Adjusted EBITDA margin as a percent of revenue in the quarter of 9% compared to 6% for the same period last year, and 7% for the year compared to 5% in 2015.

•

$33.3 million of cash and short-term investments at December 31, 2016, an increase of approximately $2.1 million from the preceding quarter. The Company generated free cash flow of approximately $3.0 million for the quarter (11% of revenue) and $8.5 million for the year (9% of revenue).

“Strong small cell antenna demand coupled with scanning receiver sales contributed to improved revenue and gross profit margin for the quarter,” said David Neumann, PCTEL’s CEO. “The densification of wireless networks and expanding applications across IoT will continue to provide opportunities for PCTEL antennas and test and measurement solutions.”

Exhibit 99.1

CONFERENCE CALL / WEBCAST

PCTEL’s management team will discuss the Company’s results today at 8:15 a.m. ET. The call can be accessed by dialing (888) 782-2072 (U.S. / Canada) or (706) 679-6397 (International), conference ID: 47845844. The call will also be webcast at http://investor.pctel.com/events.cfm.

REPLAY: A replay will be available for two weeks after the call on either the website listed above or by calling (855) 859-2056 (U.S./Canada), or International (404) 537-3406, conference ID: 47845844.

About PCTEL

PCTEL delivers Performance Critical TELecom technology solutions to the wireless industry. We are the leading global supplier of antennas and wireless network testing solutions. PCTEL Connected Solutions designs and manufactures precision antennas. PCTEL antennas are deployed in small cells, enterprise Wi-Fi access points, fleet management and transit systems, and in equipment and devices for the Industrial Internet of Things (IIoT). PCTEL RF Solutions provides test tools and engineering services that improve the performance of wireless networks globally. Mobile operators, neutral hosts, and equipment manufacturers rely on PCTEL to analyze, design, and optimize next generation wireless networks.

For more information, please visit the following websites.

PCTEL Corporate: http://www.pctel.com/

PCTEL Connected Solutions: http://www.antenna.com/

PCTEL RF Solutions: http://rfsolutions.pctel.com/

PCTEL Safe Harbor Statement

This press release and our related comments in our earnings conference call contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Specifically, the statements regarding our future financial performance, new products and features, growth of our Connected Solutions and RF Solutions businesses, and anticipated demand for our small cell, broadband, and test and measurement solutions are forward-looking statements within the meaning of the safe harbor. These statements are based on management’s current expectations and actual results may differ materially from those projected as a result of certain risks and uncertainties, including the actual growth in the APAC region, impact of IoT on capacity and coverage demand, customer demand for these types of products and services generally, growth and continuity in PCTEL’s vertical markets, and PCTEL’s ability to grow its wireless products business and create, protect and implement new technologies and solutions. These and other risks and uncertainties are detailed in PCTEL's Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and PCTEL disclaims any obligation to update or revise the information contained in any forward-looking statement, whether as a result of new information, future events or otherwise.

# # #

Exhibit 99.1

For further information contact:

John Schoen	Michael Rosenberg
CFO	Director of Marketing
PCTEL, Inc.	PCTEL, Inc.
(630) 372-6800	(301) 444-2046
public.relations@pctel.com

Exhibit 99.1

PCTEL, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	December 31,	December 31,
	2016	2015
ASSETS

Cash and cash equivalents	$14,855	$7,055
Short-term investment securities	18,456	24,728
Accounts receivable, net of allowance for doubtful accounts of $273 and $314 at December 31, 2016 and December 31, 2015, respectively	19,101	21,001
Inventories, net	14,442	17,596
Prepaid expenses and other assets	1,548	1,586
Total current assets	68,402	71,966

Property and equipment, net	12,609	13,839
Goodwill	3,332	3,332
Intangible assets, net	3,275	11,378
Deferred tax assets, net	4,558	13,155
Other noncurrent assets	36	40
TOTAL ASSETS	$92,212	$113,710

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable	$6,073	$6,735
Accrued liabilities	7,177	6,190
Total current liabilities	13,250	12,925

Other long-term liabilities	391	388

Total liabilities	13,641	13,313

Stockholders’ equity:
Common stock, $0.001 par value, 100,000,000 shares authorized, 17,335,122 and 17,654,236 shares issued and outstanding at December 31, 2016 and December 31, 2015, respectively	17	18
Additional paid-in capital	134,480	135,714
Accumulated deficit	(55,544)	(35,320)
Accumulated other comprehensive loss	(382)	(15)
Total stockholders’ equity	78,571	100,397
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$92,212	$113,710

Exhibit 99.1

PCTEL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015

REVENUES	$26,709	$26,138	$96,713	$106,615
COST OF REVENUES	16,728	16,859	61,507	69,354
GROSS PROFIT	9,981	9,279	35,206	37,261
OPERATING EXPENSES:
Research and development	2,577	2,699	10,158	11,205
Sales and marketing	3,885	3,639	13,810	14,196
General and administrative	2,893	2,887	12,051	12,399
Amortization of intangible assets	222	889	1,651	3,426
Impairment of goodwill and other intangible assets	1,061	161	5,785	161
Restructuring expenses	10	778	664	1,630
Total operating expenses	10,648	11,053	44,119	43,017
OPERATING LOSS	(667)	(1,774)	(8,913)	(5,756)
Other income, net	63	504	112	3,287
LOSS BEFORE INCOME TAXES	(604)	(1,270)	(8,801)	(2,469)
Expense (benefit) for income taxes	4,677	(450)	8,834	(901)
NET LOSS	$(5,281)	$(820)	$(17,635)	$(1,568)

Net Loss per Share:
Basic	$(0.33)	$(0.05)	$(1.09)	$(0.09)
Diluted	$(0.33)	$(0.05)	$(1.09)	$(0.09)

Weighted Average Shares:
Basic	16,194	16,820	16,151	17,737
Diluted	16,194	16,820	16,151	17,737

Cash dividend per share	$0.05	$0.05	$0.20	$0.20

Exhibit 99.1

PCTEL, INC.
P&L INFORMATION BY SEGMENT (unaudited)
(in thousands)

	Three Months Ended December 31, 2016				Year Ended December 31, 2016
	Connected Solutions	RF Solutions	Corporate	Total	Connected Solutions	RF Solutions	Corporate	Total

REVENUES	$18,147	$8,574	$(12)	$26,709	$65,763	$31,126	$(176)	$96,713

GROSS PROFIT	5,671	4,288	22	9,981	20,706	14,485	15	35,206

OPERATING (LOSS) INCOME	$2,177	$(509)	$(2,335)	$(667)	$7,804	$(6,738)	$(9,979)	$(8,913)

	Three Months Ended December 31, 2015				Year Ended December 31, 2015
	Connected Solutions	RF Solutions	Corporate	Total	Connected Solutions	RF Solutions	Corporate	Total

REVENUES	$16,675	$9,506	$(43)	$26,138	$69,579	$37,255	$(219)	$106,615

GROSS PROFIT	4,877	4,389	13	9,279	20,426	16,803	32	37,261

OPERATING (LOSS) INCOME	$675	$(8)	$(2,441)	$(1,774)	$5,040	$(298)	$(10,498)	$(5,756)

Exhibit 99.1

Reconciliation of GAAP to non-GAAP Results (unaudited)
(in thousands except per share information)

Reconciliation of GAAP operating loss to non-GAAP operating income (a)

		Three Months Ended December 31,		Year Ended December 31,
		2016	2015	2016	2015

	Operating Loss	$(667)	$(1,774)	$(8,913)	$(5,756)

(a)	Add:
	Amortization of intangible assets
	-Cost of revenues	167	167	666	595
	-Operating expenses	222	889	1,651	3,426
	Impairment of goodwill and other intangible assets	1,061	161	5,785	161
	Restructuring:
	-Cost of revenues	0	42	0	288
	-Operating expenses	10	778	664	1,630
	TelWorx investigation:
	-General & Administrative	0	7	5	107
	Stock Compensation:
	-Cost of revenues	86	125	411	369
	-Engineering	125	175	650	419
	-Sales & Marketing	142	(132)	627	238
	-General & Administrative	446	304	2,297	838
		2,259	2,516	12,756	8,071

	Non-GAAP Operating Income	$1,592	$742	$3,843	$2,315
	% of revenue	6.0%	2.8%	4.0%	2.2%

Reconciliation of GAAP net loss to non-GAAP net (loss) income (b)

		Three Months Ended December 31,		Year Ended December 31,
		2016	2015	2016	2015

	Net Loss	$(5,281)	$(820)	$(17,635)	$(1,568)

	Adjustments:
(a)	Non-GAAP adjustment to operating loss	2,259	2,516	12,756	8,071
(b)	Other income related to SEC investigation of TelWorx	0	(1)	(5)	(102)
(b)	Legal Settlement - Amendment to Nexgen APA	0	(500)	0	(3,160)
(b)	Income Taxes	4,379	(584)	8,123	(1,322)
		6,638	1,431	20,874	3,487
	Non-GAAP Net Income	$1,357	$611	$3,239	$1,919

	Non-GAAP Earning per Share:
	Basic	$0.08	$0.04	$0.20	$0.11
	Diluted	$0.08	$0.04	$0.20	$0.11

Exhibit 99.1

Weighed Average Shares:
Basic	16,194	16,820	16,151	17,737
Diluted	16,439	16,969	16,325	18,257

This schedule reconciles the Company's GAAP operating loss and GAAP net loss to its non-GAAP operating (loss) income and non-GAAP net (loss) income. The Company believes that presentation of this schedule provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results and facilitates comparison of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes. These non-GAAP measures should not be viewed as a substitute for the
Company's GAAP results.

(a) These adjustments reflect stock based compensation expense, amortization of intangible assets, restructuring charges, and general and administrative expenses associated with the SEC investigation of TelWorx.

(b) These adjustments include the items described in footnote (a) as well as other income for insurance claims related to the
SEC investigation of TelWorx, legal settlements, and non-cash income tax expense.

Exhibit 99.1

Reconciliation of GAAP to non-GAAP SEGMENT INFORMATION (unaudited) (a)
(in thousands)

	Three Months Ended December 31, 2016				Year Ended December 31, 2016
	Connected Solutions	RF Solutions	Corporate	Total	Connected Solutions	RF Solutions	Corporate	Total

Operating (Loss) Income	$2,177	$(509)	$(2,335)	$(667)	$7,804	$(6,738)	$(9,979)	$(8,913)

Add:
Amortization of intangible assets:
-Cost of revenues	0	167	0	167	0	666	0	666
-Operating expenses	39	183	0	222	191	1,460	0	1,651
Impairment of intangible assets	0	1,061	0	1,061	0	5,785	0	5,785
Restructuring expenses	0	10	0	10	44	547	73	664
TelWorx investigation:
-General & Administrative	0	0	0	0	0	0	5	5
Stock Compensation:
-Cost of revenues	43	43	0	86	178	233	0	411
-Engineering	48	77	0	125	172	478	0	650
-Sales & Marketing	98	44	0	142	435	192	0	627
-General & Administrative	51	77	318	446	209	339	1,749	2,297
	279	1,662	318	2,259	1,229	9,700	1,827	12,756

Non-GAAP Operating (Loss) Income	$2,456	$1,153	$(2,017)	$1,592	$9,033	$2,962	$(8,152)	$3,843

	Three Months Ended December 31, 2015				Year Ended December 31, 2015
	Connected Solutions	RF Solutions	Corporate	Total	Connected Solutions	RF Solutions	Corporate	Total

Operating (Loss) Income	$675	$(8)	$(2,441)	$(1,774)	$5,040	$(298)	$(10,498)	$(5,756)

Add:
Amortization of intangible assets:
-Cost of revenues	0	167	0	167	39	556	0	595
-Operating expenses	195	694	0	889	811	2,615	0	3,426
Impairment of goodwill		161		161		161		161
Restructuring expenses
-Cost of revenues	42	0	0	42	288	0	0	288
-Restructuring charges	755	23	0	778	1,293	337	0	1,630
TelWorx investigation:
-General & Administrative	0	0	7	7	0	0	107	107
Stock Compensation:
-Cost of Goods Sold	28	97	0	125	82	287	0	369
-Engineering	49	126	0	175	104	315	0	419
-Sales & Marketing	88	(220)	0	(132)	261	(23)	0	238
-General & Administrative	(18)	70	252	304	(12)	113	737	838

Exhibit 99.1

	1,139	1,118	259	2,516	2,866	4,361	844	8,071

Non-GAAP Operating (Loss) Income	$1,814	$1,110	$(2,182)	$742	$7,906	$4,063	$(9,654)	$2,315

This schedule reconciles the Company's GAAP operating income (loss) by segment to its non-GAAP operating (loss) income.
The Company believes that presentation of this schedule provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results and facilitates comparison of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes. These non-GAAP measures should not be viewed as a substitute for the Company's
GAAP results.

(a) These adjustments reflect stock based compensation expense, amortization of intangible assets, restructuring charges, and general and administrative expenses associated with the SEC investigation of TelWorx.

Exhibit 99.1

PCTEL, Inc.
Reconciliation of GAAP operating loss to Adjusted EBITDA (a)
(in thousands)

		Three Months Ended December 31,		Year Ended December 31,
		2016	2015	2016	2015

	Operating Loss	$(667)	$(1,774)	$(8,913)	$(5,756)

(a)	Add:
	Depreciation and amortization	1,134	1,844	5,467	7,106
	Restructuring - cost of revenues	0	42	0	288
	Restructuring - operating expenses	10	778	664	1,630
	Stock compensation expenses	799	472	3,986	1,864
	Impairment of goodwill and other intangible assets	1,061	161	5,785	161
	TelWorx investigation- operating expenses	0	7	5	107
	Adjusted EBITDA	$2,337	$1,530	$6,994	$5,400
	% of revenue	8.7%	5.9%	7.2%	5.1%

	This schedule reconciles the Company's GAAP operating loss to Adjusted EBITDA. The Company believes that this schedule provides
	meaningful supplemental information to both management and investors that is indicative of the Company's core operating
	results and facilitates comparison of operating results across reporting periods. The Company uses Adjusted EBITDA when evaluating
	its financial results as well as for internal planning and forecasting purposes. Adjusted EBITDA should not be viewed as a substitute for
	the Company's GAAP results.

	(a) Adjusted EBITDA is defined as net income before interest, income taxes, depreciation and amortization. These adjustments reflect
	depreciation, amortization of intangible assets, stock compensation expenses, restructuring expenses, and general and administrative
	expenses associated with the SEC investigation of TelWorx.